                                                        Exhibit 1


                    APPALACHIAN POWER COMPANY

                     Underwriting Agreement

                   Dated _______________, 1994


     AGREEMENT made among APPALACHIAN POWER COMPANY, a corpo-ration organized and existing under the laws of the Commonwealth of Virginia (the Company), and the several persons, firms and corporations (the Underwriters) named in Exhibit 1 hereto.

                           WITNESSETH:

     WHEREAS, the Company proposes to issue and sell 300,000 shares of its _____% Cumulative Preferred Stock, without par value (the Stock); and

     WHEREAS, the Underwriters have designated the person signing this Agreement (the Representative) to execute this Agreement on behalf of the respective Underwriters and to act for the respective Underwriters in the manner provided in this Agreement;
and

     WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the Act), with the Securities and Exchange Commission (the Commission), a registration statement and prospectus relating to the Stock and such registration statement has become effective; and

     WHEREAS, such registration statement, as it may have been amended through the time the same first became effective (the Effective Date), including the financial statements, the documents incorporated or deemed incorporated therein by reference, the exhibits thereto and the information deemed to be part thereof pursuant to Rule 430A(b) of the Commission's General Rules and Regulations under the Act (the "Rules"), being herein called the Registration Statement, the prospectus included in the Registration Statement when the same became effective that omits the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Rules, being herein called the Preliminary Prospectus and the prospectus, including the price and terms of the offering, the dividend rate and certain information relating to the Underwriters of the Stock first filed with the Commission, in accordance with Rule 430A and pursuant to Rule 424(b) of the Rules, including all documents then incorporated or deemed to have been incorporated therein by reference being herein called the Prospectus.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters named in Exhibit 1 hereto, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, at the price of $100 per share, the respective numbers of shares of Stock set opposite their names in Exhibit 1 hereto, together aggregating all of the Stock, which the Underwriters agree will be offered to the public at an initial public offering price equal to $____ per share.
The Company agrees to pay to the Representative for the respective accounts of the Underwriters named in Exhibit 1 hereto $_____ per share as compensation.

     2. Payment and Delivery: Payment for the Stock shall be made to the Company or its order by certified or bank check or checks, payable in New York Clearing House funds, at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, or at such other place as the Company and the Representative shall mutually agree in writing, upon the delivery of the Stock to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and for the other Underwriters. The Company contemporaneously will pay to the Representative for the accounts of the respective Underwriters against receipt therefor the aggregate compensation of the Underwriters by certified or bank check or checks payable in New York Clearing House funds at said office. Such payments and delivery shall be made at 10:00 A.M., New York Time, on ______________, 1994 (or on such later business day, not more than five business days subsequent to such day, as may be designated by the Company), unless postponed in accordance with the provisions of Section 7 hereof. The time at which payment and delivery are to be made is herein called the Time of Purchase.

     Delivery of the certificates for the Stock shall be made in definitive form registered in such names and denominations as the Representative may request in writing to the Company not later than three full business days prior to the Time of Purchase, or if no such request is received, in the respective names of the Underwriters for the respective amounts of Stock opposite their names in Exhibit 1 in denominations selected by the Company. If the Representative shall request that any certificates be issued in a name other than that of the Underwriter agreeing to purchase the shares represented thereby, such Underwriter shall pay any transfer taxes resulting from such issuance.

     The Company agrees to make such certificates available for inspection by the Representative at the office of First Chicago Trust Company of New York, 525 Washington Street, Jersey City, New Jersey, at least 20 hours prior to the Time of Purchase.

     3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy in all material respects of the warranties and representations on the part of the Company and to the following other conditions:

          (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Stock shall be satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, counsel to the Under-writers.

          (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with conformed copies or signed counterparts thereof for each of the other Underwriters, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters:

               (1)  Opinion of Simpson Thacher & Bartlett, of New
                    York, New York, counsel to the Company,
                    substantially in the form heretofore made available to the Underwriters;

               (2)  Opinion of Winthrop, Stimson, Putnam &
                    Roberts, of New York, New York, counsel to the Underwriters, substantially in the form heretofore made available to the
                    Underwriters.

          (c) That the Representative shall have received a letter from Deloitte & Touche in form and substance satisfactory to the Representative, dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

          (d) That no amendment to the Registration Statement and that no prospectus or prospectus supplement of the Company (other than the Prospectus) and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially different from that contained in the Registration Statement which is unsatisfactory in substance to the Representative or unsatisfactory in form to Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters.

          (e) That, at the Time of Purchase, appropriate orders of the State Corporation Commission of Virginia and the Tennessee Public Service Commission, necessary to permit the sale of the Stock to the Underwriters, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Time of Purchase, there shall have been no change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), except changes arising from transactions in the ordinary course of business, none of which individually has, or in the aggregate have, had a material adverse effect on the business, proper-ties or financial condition of the Company, and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate, dated the day of the Time of Purchase, of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change.

          (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

     4. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) As soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement, Preliminary Prospectus or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reason-able effort to obtain the prompt lifting or removal thereof.

          (b) To deliver to the Underwriters, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

          (c) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to each of the other Underwriters.

          (d) For such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein true or, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading in any material respect, forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are fur-nished to the Company by the Representative) to whom shares of the Stock may have been sold by the Representative for the accounts of the Underwriters and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earning statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act.

          (f) To use its best efforts to qualify the Stock for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $5,000 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Stock, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this Section 4) of Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters, only in the events provided in paragraph (h) of this Section 4, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

          (h) If the Underwriters shall not take up and pay for the Stock due to the failure of the Company to comply with any of the conditions specified in
               Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of
               Section 7 or 8 hereof, to pay the fees and disbursements of Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Stock due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

     5.   Warranties of and Indemnity by the Company:

          (a) The Company warrants and represents to each of the Underwriters that (i) the Registration Statement on the Effective Date did, and the Prospectus when first filed in accordance with Rule 424(b) and at the Time of Purchase will, comply, or be deemed to comply, in all material respects with the applicable provisions of the Act and the published rules and regulations of the Commission, (ii) the Registration Statement on the Effective Date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than material omitted in reliance upon Rule 430A), and
               (iii) the Prospectus when first filed in accordance with Rule 424(b) and at the Time of Purchase will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for use therein.

          (b) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact contained in the Registration Statement, in the Preliminary Prospectus or in the Prospectus, or if the Company shall furnish or cause to be furnished to the Underwriters any amendments or any supplements to the Prospectus, in the Prospectus as so amended or supplemented (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(d) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission which was made in the Registration Statement, in the Preliminary Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for use therein, and except that this indemnity shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of shares of the Stock to any person if a copy of the Prospectus or the Prospectus as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference) was not sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement was corrected in the Prospectus or in the Prospectus as supplemented or amended at the time of such confirmation. Each Underwriter agrees within ten days after the receipt by it of notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 5(b) may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but the failure of such Underwriter so to notify the Company of any such action shall not release the Company from any liability which it may have to such Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 5(b). In case any such action shall be brought against any Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, Company's counsel), any Underwriter or any controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the Company has agreed in writing to pay such fees and expenses or
               (ii) the named parties to any such action
               (including any impleaded parties) include both any Underwriter or any controlling person and the Company, and any Underwriter or any controlling person shall have been advised by its counsel that a conflict of interest between the Company and any Underwriter or any controlling person may arise (and the Company's counsel shall have concurred with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for any Underwriter or any controlling person (plus any local counsel retained by any Underwriter or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by any Underwriter or any controlling person). The Company shall not be liable in the event of any settlement of any such action effected without its consent.

     The Company's indemnity agreement contained in Section 5(b) hereof, and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Stock hereunder.

     6.   Warranties of and Indemnity by Underwriters:

          (a) Each Underwriter warrants and represents that the information furnished in writing to the Company through the Representative for use in the Registration Statement, in the Prospectus, in the Preliminary Prospectus, or in the Prospectus, as amended or supplemented, is correct as to such Underwriter.

          (b) Each Underwriter agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 5(b) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, in the Preliminary Prospectus, in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use therein.

     The indemnity agreement on the part of each Underwriter contained in Section 6(b) hereof, and the warranties and representations of such Underwriter contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Stock hereunder.

     7. Substitution of Underwriters: If any Underwriter under this Agreement shall fail or refuse (whether for some reason sufficient to justify its termination of its obligations to purchase or otherwise) to purchase the shares of the Stock which it had agreed to purchase, the Company shall immediately notify the Representative, and the Representative may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Company to purchase or agree to purchase such shares of the Stock on the terms herein set forth; and, if the Representative shall fail to procure a satisfactory party or parties to purchase or agree to purchase such shares of the Stock on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such shares of the Stock on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Time of Purchase for a period not to exceed five full business days from the date determined as provided in Section 2 hereof, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If the Representative and the Company shall fail to procure a satisfactory party or parties, as above provided, to purchase or agree to purchase such shares of the Stock, then this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Underwriter (other than an Underwriter who shall have failed or refused to purchase shares of the Stock without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Underwriter.

     Nothing herein contained shall release any defaulting
Underwriter from its liability to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

     8. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Underwriters' ability to market the Stock shall have been materially adversely affected because:

          (i)   trading in securities on the New York Stock
     Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

          (ii) (A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed services of the United States of America shall have escalated, or

          (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

          (iv) there shall have been any decrease in the ratings of any of the Company's preferred stock by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Corporation (S&P) or either Moody's or S&P shall publicly announce that it has any of such preferred stock under consideration for possible downgrade.

     If the Representative elects to terminate this Agreement, as provided in this Section 8, the Representative will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Stock to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 4(h) hereof) and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

     9. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Underwriters, to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as Representative, c/o Syndicate Operations, World Financial Center-North Tower, New York, New York 10281-1305 (fax 212/449-2784), and, if to the Company, to Appalachian Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, attention of G. P. Maloney, Vice President, (fax 614/223-1687).

     10. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 7 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.

     11. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit 1 hereto, the term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representative herein mentioned, if so named) and any party or parties substituted pursuant to Section 7 hereof, and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit 1 hereto, the term "Underwriters" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the shares of the Stock from any of the respective Underwriters.

     12. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the Underwriters' performance of their obligations hereunder, and the further condition that at the Time of Purchase the State Corporation Commission of Virginia and the Tennessee Public Service Commission shall have issued appropriate orders, and such orders shall remain in full force and effect, authorizing the transactions contemplated hereby.

     13. Execution of Counterparts: This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

                              APPALACHIAN POWER COMPANY


                              By_____________________________
                                   G. P. Maloney
                                   Vice President


MERRILL LYNCH, PIERCE, FENNER
     & SMITH, INCORPORATED, as
     Representative and on behalf
     of the Underwriters named
     in Exhibit 1 hereto


By____________________________





apcocps.94\undrwrit.s-3




                               EXHIBIT 1

                                                  Number
                                                 of Shares
                                                   to be
                 Name                            Purchased

     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

     Goldman, Sachs & Co.


                 Total . . . . . . . . . . . . .  300,000